UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 3, 2008

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-9961	95-3775816
____________	______________	______________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue
Torrance, California  90501
(Address of principal executive offices, including zip code)

(310) 468-1310
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In the ordinary course of its business, Toyota Motor Credit Corporation (“TMCC”) issues a variety of debt securities in both the U.S. and international capital markets.  For a description of TMCC’s debt issuance activities, see “Management’s Discussion and Analysis - Liquidity and Capital Resources - Unsecured Term Debt” of  TMCC’s Quarterly Report on Form 10-Q for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2008, which is incorporated herein by reference.

During the period from February 1, 2008 through April 3, 2008, TMCC issued or committed to issue the equivalent of approximately U.S. $5.3 billion fixed and floating rate notes in the global capital markets. These notes were or will be issued with terms to maturity ranging from approximately 1 year to approximately 30 years, and have contractual interest rates at the time of issuance or commitment ranging from 0% to 10%.

As of April 3, 2008 and after consideration of the notes discussed above, TMCC has approximately U.S. $52.2 billion (or its equivalent in other currencies) in principal amount of unsecured term debt outstanding or committed to be issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date:  April 9, 2008
                                                                                                 By:                 /S/ THOMAS A. KIEL
                                               Thomas A. Kiel
                                              Vice President and
                             Chief Accounting Officer